EXHIBIT 99.1

M.D.C. Holdings Stockholders Approve Transaction with Sekisui House

DENVER - April 2, 2024 - M.D.C. Holdings, Inc. ("MDC") (NYSE: MDC), today announced that its stockholders have approved a proposal to adopt the merger agreement entered into between MDC and Sekisui House, Ltd. ("Sekisui House") at its Special Meeting of Stockholders. As previously announced, under the terms of the agreement, MDC stockholders will receive US$63.00 per share in cash in connection with the closing of the transaction. MDC expects to complete the transaction in the second quarter of 2024, subject to the satisfaction of customary closing conditions.

Larry Mizel, Founder and Executive Chairman and David Mandarich, President, CEO and Director of MDC said, “We appreciate our stockholders’ support of this transaction and look forward to our next chapter as a part of Sekisui House. We would also like to thank all of our team members for their unwavering focus as we move closer to becoming part of the Sekisui House family and a top five homebuilder in the United States.”

Approximately 99.8% of the votes cast at the Special Meeting were voted in favor of adopting the merger agreement. MDC will disclose the final vote results, as certified by the independent inspector of elections, on a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission.

About M.D.C. Holdings

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have helped more than 240,000 homebuyers achieve the American Dream since 1977. One of the largest homebuilders in the nation, MDC is committed to quality and value that is reflected in each home its subsidiaries build. The Richmond American companies have operations in Alabama, Arizona, California, Colorado, Florida, Idaho, Maryland, Nevada, New Mexico, Oregon, Pennsylvania, Tennessee, Texas, Utah, Virginia and Washington. Mortgage lending, insurance and title services are offered by the following MDC subsidiaries, respectively: HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company. M.D.C. Holdings, Inc. stock is traded on the New York Stock Exchange under the symbol "MDC."

Forward-Looking Statements

This communication includes certain disclosures which contain “forward-looking statements” within the meaning of the federal securities laws, including but not limited to those statements related to the proposed transaction, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction. These forward-looking statements may be identified by terminology such as “likely,” “predicts,” “continue,” “anticipates,” “believes,” “confident,” “could,” “estimates,” “expects,” “intends,” “target,” “potential,” “may,” “will,” “might,” “plans,” “path,” “should,” “approximately,” “our planning assumptions,” “forecast,” “outlook” or the negative of such terms and other comparable terminology. These forward-looking statements, including statements regarding the proposed transaction, are based largely on information currently available and management's current expectations and assumptions, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements contained in this communication are reasonable, we cannot guarantee future results. There is no assurance that our expectations will occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements.

Important factors, risks and uncertainties and other factors that may cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the completion of the proposed transaction on the anticipated terms and timing, including obtaining required regulatory approvals, and the satisfaction of other conditions to the completion of the proposed transaction; (ii) potential litigation relating to the proposed transaction that could be instituted against MDC or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the proposed transaction will harm MDC’s business, including current plans and operations, including during the pendency of the proposed transaction; (iv) the ability of MDC to retain and hire key personnel; (v) the diversion of management’s time and attention from ordinary course business operations to completion of the proposed transaction and integration matters; (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (vii) legislative, regulatory and economic developments; (viii) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect MDC’s financial performance; (ix) certain restrictions during the pendency of the proposed transaction that may impact MDC’s ability to pursue certain business opportunities or strategic transactions; (x) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or the COVID-19 pandemic, as well as management’s response to any of the aforementioned factors; (xi) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring MDC to pay a termination fee; (xiii) those risks and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in MDC’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by MDC with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xiv) those risks that are described in the Proxy Statement that was filed with the SEC and is available from the sources indicated below.

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Proxy Statement filed with the SEC in connection with the proposed transaction. There can be no assurance that the proposed transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made. MDC undertakes no duty to update publicly any forward-looking statements except as required by law, whether as a result of new information, future events or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect MDC.

Contacts

Inquiries from Investors:

Derek R. Kimmerle

Vice President and Chief Accounting Officer

+1-866-424-3395

IR@mdch.com

Inquiries from media:

Nick Lamplough / Clayton Erwin

Collected Strategies

+1-212-379-2072